UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2016

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas	76116
(Address of principal executive offices)	(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 3, 2016, Approach Resources Inc., as borrower (the “Company”), and certain of its subsidiaries, as guarantors, entered into the third amendment (the “Third Amendment”) to its Amended and Restated Credit Agreement originally dated as of May 7, 2014, by and among the Company and its subsidiary guarantors, JPMorgan Chase Bank, N.A., as the Administrative Agent, and each of the Lenders party thereto (as amended, the “Credit Agreement”).

The Third Amendment, among other things, (a) adjusts the borrowing base from $450 million to $325 million; (b) revises the Company’s permitted ratio of EBITDAX to consolidated cash interest expense from 2.50 to 1.00 to (i) 1.25 to 1.00 through December 31, 2017 (or if secured (on a junior basis) debt is issued, 1.00 to 1.00), (ii) 1.50 to 1.00 through December 31, 2018, and (iii) 2.00 to 1.00 thereafter; (c) permits the Company to issue up to $150 million of secured (on a junior basis) or unsecured indebtedness, subject to certain conditions and limitations; (d) permits the Company to repurchase outstanding unsecured debt with proceeds of certain secured (on a junior basis) or unsecured debt, equity issuances and asset sales, subject to certain conditions and limitations; (e) increases the interest rate margin applicable to loans by 100 basis points; (f) increases the minimum percentage of mortgaged oil and gas properties from 80% to 90%; (g) requires the Company and the subsidiary guarantors to, within five business days of the date of the Third Amendment, grant a lien in substantially all of their respective assets, in favor of the secured parties, by entering into an all-assets security agreement; (h) reduces the amount of certain exclusions and negative covenant exceptions from $10 million to $5 million; and (i) requires cash and cash equivalents in excess of $35 million held by the Company to be applied to reduce outstanding revolving loans.

The foregoing description of the Third Amendment is qualified in its entirety by the complete text of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On May 4, 2016, the Company issued a press release announcing financial and operational results for the three months ended March 31, 2016 (the “Press Release”). A copy of the Press Release is furnished herewith as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation.

The disclosure provided under Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 7.01 Regulation FD Disclosure.

On May 4, 2016, the Company issued the Press Release discussed above in Item 2.02 of this current report on Form 8-K. A copy of the Press Release is furnished herewith as Exhibit 99.1.

On May 4, 2016, the Company posted a presentation titled “Approach Resources Inc. – First Quarter 2016 Results” under the “Investors – Presentations” section of the Company’s website, www.approachresources.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amendment dated as of May 3, 2016 to Amended and Restated Credit Agreement dated as of May 7, 2014, by and among the Company and its subsidiary guarantors, JPMorgan Chase Bank, N.A., as Administrative Agent, and each of the lenders party thereto

99.1	Press Release dated May 4, 2016

In accordance with General Instruction B.2 of Form 8-K, the information in sections 2.02 and 7.01 of this current report on Form 8-K, including the attached, referenced exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.

By:	/s/ Josh E. Dazey
Josh E. Dazey
Vice President – General Counsel

Date: May 4, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment dated as of May 3, 2016 to Amended and Restated Credit Agreement dated as of May 7, 2014, by and among the Company and its subsidiary guarantors, JPMorgan Chase Bank, N.A., as Administrative Agent, and each of the lenders party thereto

99.1	Press Release dated May 4, 2016

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